From: **SeedInvest** deals@seedinvest.com
Subject: Expand Your HealthTech Portfolio
Date: May 7, 2019 at 10:20 AM
To: eric@seedinvest.com

seedinvest

HealthTech Deals

Hi Eric,

Based on your interest in the healthtech industry, here are four deals that may be of interest:

- **Respirix** I Non-Invasively Managing Cardiac Health I **Learn More**
- **Cytonics** I Diagnostics & Therapeutics for Osteoarthritis I **Learn More**
- **VIZI Healthcare** I Tech-Enabled Healthcare Solution for Seniors I **Learn More**
- **Monogram Orthopaedics** I Robotics for High-Precision Implants I **Learn More**

Please note, Cytonics and VIZI Healthcare are closing soon. Monogram Orthopaedics, SeedInvest's latest Reg A+ campaign, just launched its reservation campaign and is awaiting SEC qualification.

If you are interested in reviewing other investment opportunities across various stages and sectors, you may visit our offerings page to learn more.

BROWSE ALL OFFERINGS

Tune in for a healthtech webinar this Friday, May 10th at 2pm ET to hear from Cytonics and Monogram Orthopaedics. Register here.

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here.**

Questions? Email us. We're happy to help.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

Vizi Healthcare, and Respirix are offering securities under Rule 506(b) of Regulation D through SI Securities. Additional information may be obtained from:: Vizi Healthcare: https://www.seedinvest.com/vizi.healthcare, Respirix: https://www.seedinvest.com/respirix

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** monogram@seedinvest.com
Subject: Following up – Monogram Orthopaedics
Date: May 30, 2019 at 5:43 PM
To: eric@seedinvest.com

seedinvest

Monogram | Reminder

Hi Eric,

We noticed that you started a reservation in Monogram Orthopaedics but have yet to complete the process. If you have any questions for CEO Ben Sexson as you further consider this opportunity, feel free to register for the company's upcoming webinar where you can ask questions to management in real time. You may register here.

After just over two weeks on SeedInvest, Monogram has seen over $900k in reservations. By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

COMPLETE YOUR RESERVATION

Questions? Email us. We're happy to help.

You are receiving this email because you confirmed a reservation in HyperSciences. If you would like to stop receiving campaign reminders, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** deals@seedinvest.com
Subject: HealthTech Roundup: Campaigns Closing & New Deals
Date: May 17, 2019 at 10:23 AM
To: eric@seedinvest.com

seedinvest

HealthTech Deal Roundup


CYTONICS


VIZI HEALTHCARE

Last Chance to Invest | Cytonics & VIZI Healthcare

Today is the last day to invest in the following healthtech deals:

- **Cytonics** | Diagnostics and therapeutics for osteoarthritis | **Invest**
- **VIZI Healthcare** | Tech-enabled care solution for medical services | **Invest**

Both campaigns are successfully funded and are still accepting investments until 11:59pm ET this evening, May 17th.

Learn more about our other healthtech deals on the platform:


KUKA
monogram
KUKA
monogram

Monogram Orthopaedics | High-precision surgical implants

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics. By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

Interested in learning more about Monogram? Join CEO Ben Sexson for an investor webinar as he presents a short pitch presentation and answers questions from participating attendees.

REGISTER


RESPIRIX

Respirix | Managing cardiac health non-invasively

Respirix is developing a medical device-enabled SaaS platform for cardiac health. Its technology combines physiological data obtained non-invasively with advanced signal processing and computational methods which aim to solve unmet clinical needs for millions of patients worldwide. The company is successfully funded and still accepting investments until its end date, June 21st.

LEARN MORE

Questions? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Vizi Healthcare is offering securities under Rule 506(b) of Regulation D through SI Securities. Additional information may be obtained from:: Vizi Healthcare: https://www.seedinvest.com/vizi.healthcare

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

Respirix is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Respirix: https://www.seedinvest.com/respirix

From: **SeedInvest** events@seedinvest.com
Subject: Healthtech Webinar Today at 2pm ET
Date: May 10, 2019 at 11:43 AM
To: eric@seedinvest.com

seedinvest Reminder | Upcoming Webinar





HealthTech Webinar Today, Friday, May 10th at 2pm ET

Tune in to hear from the following healthtech deals raising on SeedInvest:

- Monogram Orthopaedics | High-precision surgical implants
- Cytonics | Diagnostics and therapeutics for osteoarthritis

Please note, Cytonics' campaign is closing soon and is over 88% funded towards its minimum funding goal. Monogram Orthopaedics, SeedInvest's latest Reg A+ campaign, just launched its reservation campaign and is awaiting SEC qualification.

RSVP

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

From: **SeedInvest** newsletter@seedinvest.com
Subject: New Reg A+ & Airspace Deals
Date: May 30, 2019 at 6:24 PM
To: nicholaspinto@seedinvest.com

seedinvest

Weekly Deal Newsletter

Now Accepting Investments



MOBi ONE
2020
ASX

ASX | Designing Private Air Travel for the Masses | Learn More

- Management team holds decades of experience in aircraft manufacturing, aerospace engineering, rocket science, and more across companies such as General Motors, Boeing, NASA, and Virgin Hyperloop
- 6Degrees Ventures led its pre-seed round

ASX, or Airspace Experience Technologies, is an air mobility company creating MOBi,

a patent-pending electric Vertical Take-Off and Landing (VTOL) aircraft. The company's goal is to build a practical, accessible aircraft for everyone to reduce car traffic and travel time.

Now Accepting Reservations


monogram
Orthopaedics Reimagined

Monogram Orthopaedics | Robotics for High-Precision Implants | Learn More

- Raised $2mm from investors including Pro-Dex, Icahn School of Medicine at Mount Sinai, and Accelerate NY
- Collaborative study with the UCLA Biomechanics Laboratory demonstrated a 7x improvement in initial stability against the current standard

Monogram Orthopaedics, SeedInvest's latest Reg A+ campaign, is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company has just launched its reservation campaign as it awaits SEC qualification. To reserve a spot in the round, click on the link above.

Closing Soon



Cytonics | Diagnostics & Therapeutics for Osteoarthritis | Learn More

- The National Institute of Health (NIH) awarded the company nearly $1.8mm in government grants
- Raised over $15mm to date, including a $4mm investment from Synthes (a Johnson & Johnson company)

Upcoming Events

Media Investor Webinar | Thursday, May 9th at 2pm ET | Register

Tune in on May 9th to hear pitches from media companies raising on SeedInvest including Osiris Media and Taste. The CEOs will pitch the company and answer

questions from the audience.

Osiris Media Event Live Stream | Tuesday, May 14th at 7pm ET | Register

Tune in to hear Osiris Media CEO RJ Bee pitch to a live investor audience and answer questions in Brooklyn, NY.

SeedInvest Promotions & Perks

Osiris Media | The company is currently raising under SWIFT Financing and offering three tiered discounts to its valuation cap. Invest by May 3rd at 11:59pm ET to enjoy a 10% discount on the valuation cap. **Learn more here.**

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 10-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. **Learn more here.**

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

Monogram Orthopaedics is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics: https://www.seedinvest.com/monogram/series.a

Airspace Experience Technologies, Inc., Cytonics, Osiris Media, and Taste are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Airspace Experience Technologies, Inc.: https://www.seedinvest.com/asx, Cytonics: https://www.seedinvest.com/cytonics, Osiris Media: https://www.seedinvest.com/osiris.media, Taste: https://www.seedinvest.com/taste

This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All securities-related activity is conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012.

From: **SeedInvest** monogram@seedinvest.com
Subject: New Reg A+ Deal: Introducing Monogram
Date: May 9, 2019 at 7:31 PM
To: eric@seedinvest.com

seedinvest

Now Accepting Reservations


monogram
Orthopaedics Reimagined

Monogram Orthopaedics | High-precision surgical implants

We are excited to announce a new Reg A+ deal now accepting reservations on SeedInvest as it awaits qualification from the SEC. Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

Monogram was founded by Dr. Douglas Unis, an attending orthopaedic surgeon for Mount Sinai Hospital. With a desire to re-imagine implants for the 21st century, Dr. Unis recruited highly energized engineers, medtech professionals, and entrepreneurs as

recruited highly energized engineers, medtech professionals, and entrepreneurs as advisors to help realize his vision.

Deal Terms: Series A // Valuation: $21.25mm // Security: Preferred Equity

Notable deal highlights include:

- Raised $2mm from investors including Pro-Dex, Icahn School of Medicine at Mount Sinai, and Accelerate NY
- Collaborative study with the UCLA Biomechanics Laboratory demonstrated a 7x improvement in initial stability against the current standard
- Exclusive License Agreement with Icahn School of Medicine for pending patent substantially developed by Monogram Founder, Dr. Unis

LEARN MORE

HealthTech Investor Webinar | Friday, May 10th at 2pm ET

Tune in tomorrow, May 10th at 2pm ET, for a HealthTech Investor Webinar featuring Monogram and Cytonics. Both companies will be presenting a short pitch presentation and answering questions from the audience. Please note Cytonics is closing soon and over 86% funded towards its minimum funding goal.

Register

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Cytonics is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Cytonics: https://www.seedinvest.com/cytonics

From: **SeedInvest** events@seedinvest.com
Subject: Next Wednesday: Monogram's First Investor Webinar
Date: May 30, 2019 at 5:43 PM
To: eric@seedinvest.com

seedinvest Monogram Orthopaedics | Reg A+ Webinar Invite



monogram

Monogram Presentation | Wednesday, May 22nd at 4pm ET

Join Ben Sexson, CEO of Monogram Orthopaedics, for an investor webinar next Wednesday, May 22nd, at 4pm ET. Ben will be presenting a short pitch presentation and will be fielding questions from investors.

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

REGISTER FOR WEBINAR

By confirming a reservation in Monogram, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

Questions about the process? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** events@seedinvest.com
Subject: This Wednesday: Monogram Orthopaedics Investor Webinar
Date: May 30, 2019 at 5:43 PM
To: eric@seedinvest.com

seedinvest Monogram Orthopaedics | Reg A+ Webinar Invite



monogram

This Wednesday at 4pm ET | Monogram Investor Presentation

Join Ben Sexson, CEO of Monogram Orthopaedics, for an investor webinar on Wednesday, May 22nd, at 4pm ET. Ben will be presenting a short pitch presentation and will be fielding questions from investors.

Monogram is using machine learning (AI), robotics, and 3D printing to enhance and improve joint replacement surgeries. The company believes that the synthesis of these three technologies will help define the future of orthopaedics.

REGISTER FOR WEBINAR

By confirming a reservation in Monogram, you have the opportunity to purchase shares ahead of the company's public launch, while Monogram awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time.

Questions about the process? Email us. We're happy to help.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

From: **SeedInvest** events@seedinvest.com
Subject: Upcoming Webinars
Date: May 19, 2019 at 6:20 PM
To: eric@seedinvest.com

seedinvest Upcoming Webinars

Hi Eric,

You're invited to four upcoming webinars. Management from the below companies will pitch the business and answer questions from interested investors.

- **ASX** I Monday, May 20th at 2pm ET I **Register**
- **HOHM** I Tuesday, May 21st at 2pm ET I **Register**
- **Monogram Orthopaedics** I Wednesday, May 22nd at 4pm ET I **Register**
- **Alpha Vertex** I Wednesday, June 5th at 2pm ET I **Register**

Interested in all live deals? Browse offerings.

Questions? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Airspace Experience Technologies, Inc., HOHM Inc., and Alpha Vertex, Inc are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Airspace Experience Technologies, Inc.: https://www.seedinvest.com/asx, HOHM Inc.: https://www.seedinvest.com/hohm, Alpha Vertex, Inc: https://www.seedinvest.com/alpha.vertex

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram